Exhibit 10.1

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is dated for reference purposes as of April 1, 2013 and is entered into by and between DWF III GATEWAY, LLC, a Delaware limited liability company (“Landlord”) and OXIGENE, INC., a Delaware corporation (“Tenant”).

R E C I TA L S

A. Landlord (as successor-in-interest to Broadway 701 Gateway Fee LLC, a Delaware limited liability company) and Tenant are parties to that certain Office Lease 701 Gateway dated as of October 10, 2008, as amended by that certain First Amendment to Lease dated as of November 27, 2012, and as amended by that certain Second Amendment to Lease dated as of January 30, 2013 (collectively, the “Original Lease”), pursuant to which Tenant leases certain premises containing approximately Five Thousand Two Hundred Seventy-Five (5,275) rentable square feet of space commonly known as Suite 270 (the “Premises”) located in the building having an office address of 701 Gateway Boulevard, South San Francisco, California (the “Building”).

B. Landlord and Tenant now desire to amend the Original Lease to extend the Term, subject to each of the terms, conditions, and provisions set forth herein.

A G R E E M E N T

NOW THEREFORE, in consideration of the agreements of Landlord and Tenant contained herein and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	RECITALS

Landlord and Tenant acknowledge and agree the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

2.	DEFINITIONS

As of the date hereof, unless context clearly indicates otherwise, all references to “the Lease” or “this Lease” in the Original Lease or in this Amendment shall be deemed to refer to the Original Lease, as amended by this Amendment. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Original Lease unless context clearly indicates otherwise.

3.	EXTENDED TERM

The parties acknowledge that the Lease Term is scheduled to expire on June 30, 2013. Notwithstanding the foregoing, the Lease Term is hereby extended such that the Expiration Date shall be June 30, 2014. Tenant acknowledges that it has no right to further renew or extend the Lease Term.

4.	BASE RENT

Effective as of July 1, 2013 and continuing through the Expiration Date, the monthly Base Rent payable by Tenant to Landlord for the Premises pursuant to Article 3 of the Original Lease shall be payable in the amount of Sixteen Thousand Six Hundred Sixteen and 25/100 Dollars ($16,616.25).

5.	BASE YEAR

Effective as of July 1, 2013, the Base Year shall be the calendar year 2013.

6.	SECURITY DEPOSIT

As of the date of this Amendment, the Security Deposit (which the parties agree is currently $86,079.54) shall be reduced by $52,847.04, such that the total amount of the Security Deposit held by Landlord shall be Thirty-Three Thousand Two Hundred Thirty-Two and 50/100 Dollars ($33,232.50). Accordingly, following the execution of this Amendment, Landlord shall deliver to Tenant the sum of $52,847.04.

7.	CONDITION OF PREMISES

Tenant acknowledges that it has been, and continues to be, in possession of the Premises, is familiar with the condition of the Premises and continues to occupy the Premises in its “as is, where is” condition, with all faults, without any representation, warranty or improvement by Landlord of any kind whatsoever.

8.	MISCELLANEOUS

(a) As amended hereby, the Original Lease is hereby ratified and confirmed in all respects. In the event of any inconsistencies between the terms of this Amendment and the Original Lease, the terms of this Amendment shall prevail.

(b) Tenant represents and warrants to Landlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker or finder in the negotiating or making of this Amendment, other than Cassidy Turley. Tenant shall indemnify, defend and hold Landlord harmless from any claim or claims, and costs and expenses, including attorneys’ fees, incurred by Landlord in conjunction with any claim or claims of any other broker or brokers to a commission in connection with this Amendment as a result of the actions of Tenant or its officers, agents or anyone acting on its behalf.

(c) This Amendment shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives and successors and assigns.

(d) This Amendment may be executed in counterparts each of which counterparts when taken together shall constitute one and the same agreement.

(e) The preparation and submission of a draft of this Amendment by either party to the other shall not constitute an offer, nor shall either party be bound to any terms of this

Amendment or the entirety of the Amendment itself until both parties have fully executed a final document and an original signature document has been received by both parties. Until such time as described in the previous sentence, either party is free to terminate negotiations with no obligation to the other.

(f) Except as set forth in this Amendment, all terms and conditions of the Original Lease shall remain in full force and effect.

Remainder of Page Intentionally Blank

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

LANDLORD:	DWF III GATEWAY, LLC, a Delaware limited Liability Company

	By:	Divco West Real Estate Services, Inc.
a Delaware corporation Its Agent

		By:	/s/ James Teng
		Name:	James Teng
		Title:	Managing Director

TENANT:	OXIGENE, INC., a Delaware corporation

	By:	/s/ Peter J. Langecker
	Name:	Peter J. Langecker
	Title:	CEO

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